EXHIBIT 10.1
                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") made and entered into this 7th day of January, 2004, to be effective as of the 7th day of January, 2004 (the "Effective Date"), by and between Financial Industries Corporation, a Texas corporation (the "Company") and J. Bruce Boisture ("Executive").

                              W I T N E S S E T H:

     WHEREAS, the Company wishes to secure the services of the Executive subject to the contractual terms and conditions set forth herein; and

     WHEREAS, the Executive is willing to enter into this Agreement upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

     1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to accept such employment with the Company, all upon the terms and conditions set forth herein.

     2. Term of Employment. Subject to the terms and conditions of this Agreement, the Executive shall be employed for a term commencing on the Effective Date and ending on the third (3rd) anniversary of the Effective Date (the "Term") unless sooner terminated as provided for herein.

     3.   Duties and Responsibilities.

     A. Capacity. During the Term, the Executive shall serve in the capacity of President and Chief Executive Officer subject to the supervision of the Board of Directors of the Company (the "Board"), and shall continue to serve as a member of the Board. The Executive shall also continue to serve as a member of the Executive Committee of the Board.

     B. Full-Time Duties. During the Term, and excluding any periods of disability, vacation or sick leave to which the Executive is entitled, the Executive shall devote his full business time, attention and energies to the business of the Company. During the Term, it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements and
(iii) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

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     C. Standard of  Performance.  The  Executive  will perform his duties under this Agreement with fidelity and loyalty, to the best of his ability, experience and talent and in a manner consistent with his duties and responsibilities.

     4.   Compensation.

     A. Base Salary. During the Term, the Company shall pay the Executive a salary (the "Base Salary") of $33,333.33 per month, prorated for partial months of employment. The Base Salary shall be payable in accordance with the general payroll practices of the Company in effect from time to time. During the Term, the Base Salary shall be reviewed at least annually by the Compensation Committee of the Board (the "Compensation Committee") and may from time to time be increased (but not decreased) as solely determined by the Compensation Committee. Effective as of the date of any such increase, the Base Salary as so increased shall be considered the new Base Salary for all purposes of this Agreement and may not thereafter be reduced.

     B. Annual Performance Bonus. The Executive shall be eligible for annual discretionary bonus awards of up to $100,000 payable in cash or registered common stock of the Company, as determined solely by the Compensation Committee, based on performance objectives determined annually by the Compensation Committee. For calendar year 2004, the Executive's annual bonus shall be based on the Compensation Committee's determination of the Company's and the Executive's performance in the following areas: (a) progress towards an acceptable return on equity; (b) cost rationalization efforts; (c) potential best ratings improvements; (d) progress toward growing sales internally and by acquisition; (e) assembly of an effective staff; and (f) earnings per share increase.

C.   Long-Term Incentives.

     (1) Subject to shareholder approval of a new long-term incentive plan for the Company (the "Incentive Plan"), the Company shall grant the Executive a non-qualified stock option (the "Initial Option") to purchase 150,000 shares of the Company's common stock ("Shares") pursuant to the Incentive Plan. The purchase price for each Share subject to the Initial Option shall be equal to the Fair Market Value (as such term is defined in the Incentive Plan) of a Share as of the Effective Date. Subject to the terms of the Incentive Plan, the Initial Option shall (i) have a ten-year term measured from the Effective Date, (ii) become exercisable as to one-third of the Shares

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          subject  thereto on the date of shareholder  approval of the Incentive
          Plan, an additional one-third of the Shares subject thereto on the first anniversary of the Effective Date, and as to the remaining Shares subject thereto on the second anniversary of the Effective Date, provided in each case that the Executive remains employed by the Company on such anniversary, and subject to accelerated exercisability as provided in Section 4.C.(4) of this Agreement, and (iii) have other terms and conditions consistent with the normal terms and conditions on which the Company grants stock options under the Incentive Plan to its senior executives.

     (2) Subject to shareholder approval of the Incentive Plan, the Company shall grant the Executive a restricted stock award under the Incentive Plan covering 50,000 Shares (the "Initial Restricted Stock" and, together with the Initial Option, the "Initial Equity Awards") under the Incentive Plan. Subject to the terms of the Incentive Plan, the Initial Restricted Stock shall vest with respect to 15,000 Shares as of the date of shareholder approval of the Incentive Plan, with respect to an additional 17,500 Shares on the first anniversary of the Effective Date, and as to the remaining Shares as of the second anniversary of the Effective Date, provided in each case that the Executive remains employed by the Company on such anniversary, and subject to accelerated vesting as provided in Section 4.C.(4) of this Agreement.

     (3) In the event that the requisite shareholder approval of the Incentive Plan is not obtained at the Company's 2004 annual meeting of shareholders, then the Initial Equity Awards shall be void and of no effect, and the Company shall (i) pay to the Executive within 10 days following certification of the final shareholder vote a lump sum payment equal to the product of (A) $51,041.67 and (B) the number of months (including partial months) between the Effective Date and the effective date of the salary adjustment referred to in (ii) below, and
          (ii) increase Executive's Base Salary by 51,041.67 per month, effective as of the beginning of the next calendar month.

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     (4)  In the event that following shareholder approval of the Initial Equity
          Awards and while the Executive remains employed by the Company (i) any SEC Person becomes the beneficial owner of 50% or more of the shares outstanding or of voting securities representing 50% or more of the combined voting power of all outstanding voting securities of the Company or (ii) the sale or other disposition of all or substantially all of the consolidated assets of the Company is completed or a plan of liquidation of the Company is implemented, then the Initial Option shall become immediately exercisable and all of the Initial Restricted Stock shall become immediately vested. For purposes of this paragraph,
          "SEC   Person"   means  any   person  (as  such  term  is  defined  in
          Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act")) or group (as such term is used in Rule 13d-5 under the Exchange
          Act), other than an affiliate or any employee benefit plan (or any related trust) of the Company or any of its affiliates.

     (5) In addition, the Executive shall be eligible for grants of stock options, restricted stock and/or other long-term incentives in the discretion of the Compensation Committee on the same basis as other similarly situated senior executives of the Company.

     (6) All Shares delivered upon exercise of the Initial Option or the Initial Restricted Stock shall be registered as soon as practicable following delivery pursuant to Form S-8 or its successor under the Exchange Act.

D.   Benefits.

     (1) If and to the extent that the Company maintains employee benefit plans (including, but not limited to, pension, profit-sharing, disability, accident, medical, life insurance, and hospitalization plans) (it being understood that the Company may but shall not be obligated to do
          so), the Executive shall be entitled to participate therein in accordance with the Company's regular practices with respect to similarly situated senior executives. The Company will have the right to amend or terminate any such benefit plans it may choose to establish. Notwithstanding the foregoing, while the Executive is employed (i) in lieu of the Company's group term life insurance plan, the Company agrees to provide the Executive a term life insurance policy providing a $1 million death benefit payable as designated by the Executive and (ii) so long as the Executive's primary residence is

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          in  Hartford,  Connecticut,  in lieu of coverage  under the  Company's group health plan, the Company agrees to reimburse the Executive for the cost of his health insurance coverage through Connecticare up to a maximum of $12,000 per year; provided, however, that the parties agree that this reimbursement arrangement will be subject to review by the Board as of October 31, 2005, and that, in any event, upon relocation of the Executive's primary residence to Austin, Texas, the Executive will no longer be eligible for such reimbursement but will participate in the Company's group health plan on the same basis as other executives of the Company.

     (2) The Executive shall be entitled to prompt reimbursement from the Company for reasonable out-of-pocket expenses incurred by him in the course of the performance of his duties hereunder, upon the submission of appropriate documentation in accordance with the practices, policies and procedures applicable to other senior executives of the Company. From February 1, 2004 through October 31, 2005, the Company shall provide the Executive with the use of a furnished apartment and a leased automobile in Austin, Texas, and shall reimburse the Executive for the expenses (including income tax costs incurred by the Executive) associated with air transportation between Hartford, Connecticut and Austin, Texas, airport parking, and a private club membership in Austin, Texas, provided, however, that the cost to the Company of the foregoing (including any gross-up for income taxes)
          shall not exceed $62,400 during the 12-month period beginning on February 1, 2004, and shall not exceed $46,800 during the ensuing nine months of the Term. If the Executive relocates his principal residence to Austin, Texas prior to December 31, 2005, the Company will reimburse the Executive for moving expenses associated with such relocation to the extent such reimbursement can be provided on a tax-free basis to the Executive.

     (3) The Executive shall be entitled to four weeks paid vacation and such holidays and other paid or unpaid leaves of absence as are consistent with the Company's normal policies available to other senior executives of the Company or as are otherwise approved by the Compensation Committee.

     (4) The Company shall continue to provide director and officer liability insurance coverage at least equal to the levels and terms in effect as of the Effective Date.

     (5) The Company shall reimburse the Executive for attorneys' fees incurred in connection with the review of this Agreement, up to a maximum of $5,000.

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5.   Termination of Employment.

     Notwithstanding   the  provisions  of  Section 2  hereof,  the  Executive's
employment hereunder shall terminate under any of the following conditions:

     A. Death. The Executive's employment under this Agreement shall terminate automatically upon his death.

     B. Total Disability. The Company shall have the right to terminate this Agreement if the Executive becomes Totally Disabled. For purposes of this Agreement, "Totally Disabled" means that the Executive is not working and is currently unable to perform the substantial and material duties of his position hereunder as a result of sickness, accident or bodily injury for a period of three months. Prior to a determination that Executive is Totally Disabled, but after Executive has exhausted all sick leave and vacation benefits provided by the Company, Executive shall continue to receive his Base Salary, offset by any disability benefits he may be eligible to receive.

     C. Termination by Company for Cause. The Executive's employment hereunder may be terminated for Cause upon written notice by the Company. For purposes of this Agreement, "Cause" shall mean:

     (i) conviction of the Executive by a court of competent jurisdiction of any felony or a crime involving moral turpitude;

     (ii) the Executive's willful and intentional failure or willful and intentional refusal to follow reasonable instructions of the Board or material policies, standards and regulations of the Company;

     (iii)the Executive's material breach or default in the performance of his obligations under this Agreement that results in a significant financial detriment to the Company;

     (iv) the Executive's act of misappropriation, embezzlement, intentional fraud or similar conduct involving the Company, or any act of dishonesty by Executive which significantly affects his performance;

     (v) the Executive's continued failure or refusal to faithfully and diligently perform the usual and customary duties of his employment under this Agreement; or

     (vi) the Executive's gross negligence or willful misconduct with respect to his duties under this Agreement.

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For  purposes  of this  Section,  an act or  failure  to act on the  part of the
Executive will be deemed "willful misconduct" only if done or omitted to be done by Executive not in good faith and without reasonable belief that his action or omission was in the best interests of the Company, and no act or failure to act on the part of Executive will be deemed "willful misconduct" that was done primarily due to an error in judgment or mere negligence. Prior to such termination, however, the Company shall provide written notice to the Executive of the reasons for such proposed action and the Executive shall have ten (10) business days from the receipt of such notice to cure such alleged deficiency, if such deficiency is capable of correction.

     D. Termination for Good Reason. The Executive's employment hereunder may be terminated by the Executive for Good Reason on written notice by Executive to the Company. For purposes of this Agreement, "Good Reason" means the occurrence any of the following circumstances without the Executive's consent:

     (i) a material reduction in the Executive's salary or benefits excluding the substitution of substantially equivalent compensation and benefits which material reduction is not promptly remedied upon written notice by the Executive to the Company;

     (ii) a material diminution of the Executive's duties, authority or responsibilities as in effect immediately prior to such diminution and which material diminution is not promptly remedied upon receipt of written notice by the Executive to the Company;

     (iii)the occurrence of an event described in Section 4.C.(4) of this Agreement; provided that the Executive offers to remain employed by the Company for at least three (3) months following the date of such event;

     (iv) the failure of a successor to assume and perform under this Agreement; or

     (v) The Executive is totally and permanently disabled, as such concept is defined in the Company's long-term disability plan covering the Executive.

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In the event of resignation for Good Reason, the Executive shall provide written notice to the Company of the Good Reason(s) for the termination and the Company shall have ten (10) business days from the date of receipt of such notice to cure such alleged deficiency.

     E. Notice of Termination. If the Company or the Executive desires to terminate the Executive's employment hereunder at any time prior to expiration of the Term, it or he shall do so by giving written notice to the other party that it or he has elected to terminate the Executive's employment hereunder and stating the effective date and reason for such termination, provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder.

     F. Resignations. Notwithstanding any other provision of this Agreement, upon the termination of the Executive's employment for any reason, unless otherwise requested by the Board of Directors, he shall immediately resign from the Board of Directors and from all boards of directors of subsidiaries and affiliates of the Company of which he may be a member. The Executive hereby agrees to execute any and all documentation of such resignations upon request by the Company, but he shall be treated for all purposes as having so resigned upon termination of his employment, regardless of when or whether he executes any such documentation.

6.       Payments Upon Termination.

A. Upon termination of Executive's employment hereunder for any reason as so provided for in Section 5 hereof, the Company shall be obligated to pay and the Executive shall be entitled to receive, within ten (10) days of termination, Base Salary which has accrued for services performed to the date of termination and which has not yet been paid, as well as payment for any accrued but unused vacation time. In addition, the Executive shall be entitled to any benefits to which he is entitled under the terms of any applicable Executive benefit plan or program, restricted stock plan and stock option plan of the Company, and, to the extent applicable, short-term or long-term disability plan or program with respect to any disability, or any life insurance policies and the benefits provided by such plan, program or policies, or applicable law.

B. Upon termination of Executive's employment by the Company without Cause or by the Executive for Good Reason, the Company shall be obligated to pay and the Executive shall be entitled to receive:

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     (1)  all of the amounts and benefits described in Section 6.A. hereof;

     (2)  a lump sum  severance  payment equal to $400,000,  payable  within ten
          (10) days following execution of the release described in the last paragraph of this Section 6.B.; and

     (3) six (6) months of either (i) continued reimbursement of the Executive's health insurance costs as provided in the last clause of
          Section 4.D.(1) or (ii) continued coverage under the Company's group health plan on the same basis as active employees, whichever is applicable.

     Payments under Section 6.B.,  with the exception of amounts due pursuant to
Section 6.B(1), are (i) conditioned on the execution by the Executive of a release of all employment-related claims against the Company and its affiliates and (ii) in the case of a termination pursuant to Section 5.D.(v), to be offset by the value of any disability benefits to be received during the first twelve
(12) months following the Executive's termination of employment from any plan or arrangement sponsored by the Company.

C. Upon voluntary termination of employment by the Executive for any reason whatsoever (other than for Good Reason as described in Section 5.D.), termination by the Company for Cause, termination due to death, or expiration of the Term, the Company shall have no further liability under or in connection with this Agreement, except to provide the amounts set forth in Section 6.A.

D. Upon voluntary or involuntary termination of employment of the Executive for any reason whatsoever or expiration of the Term, the Executive shall continue to be subject to the provisions of Section 7 hereof (it being understood and agreed that such provisions shall survive any termination or expiration of the Executive's employment hereunder for any reason whatsoever).

7.   Confidentiality, Return of Property, and Covenant Not to Compete.

A.   Confidential Information.

     (1) Company Information. The Company agrees that it will provide the Executive with Confidential Information, as defined below, that will enable the Executive to optimize the performance of the Executive's duties to the Company. In exchange, the Executive agrees to use such Confidential Information solely for the Company's benefit. The Company and the Executive agree and acknowledge that its provision of such Confidential Information is not contingent on the Executive's

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          continued  employment with the Company.  Notwithstanding the preceding sentence, upon the termination of the Executive's employment for any reason, the Company shall have no obligation to provide the Executive with its Confidential Information. "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products services, customer lists and customers (including, but not limited to, customers of the Company on whom the Executive called or with whom the Executive became acquainted during the term of the Executive's employment), markets, software, developments, inventions,
          processes,  formulas,  technology,   designs,  drawings,  engineering,
          hardware  configuration  information,   marketing  finances  or  other
          business information  disclosed to the Executive by the Company either
          directly  or  indirectly   in  writing,   orally  or  by  drawings  or
          observation of parts or equipment. Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of the Executive or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions.

          The Executive agrees at all times during the Term and thereafter, to hold in strictest confidence, and not to use, except for the exclusive benefit of the Company, or to disclose to any person or entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company.

     (2) Former Employer Information. The Executive agrees that he will not, during his employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that the Executive will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

     (3) Third Party Information. The Executive recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive shall hold all such confidential or proprietary information in the strictest confidence and not disclose it to any person or entity or use it except as necessary in carrying out the Executive's work for the Company consistent with the Company's agreement with such third party.

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     B. Returning  Company  Documents.  At the time of leaving the employ of the
Company,  the  Executive  will  deliver to the Company (and will not keep in the
Executive's   possession)   specifications,   drawings   blueprints,   sketches,
materials, equipment, other documents or property, or reproductions of any aforementioned items developed by the Executive pursuant to the Executive's employment with the Company or otherwise belonging to the Company, its successors or assigns; provided, however, that the Executive shall be entitled to retain copies of "Rolodex-type" personal contact information.

     C. Solicitation of Employees. The Executive agrees that for a period of twelve (12) months immediately following the termination of the Executive's relationship with the Company for any reason, the Executive shall not either directly or indirectly solicit, induce or recruit any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for himself or for any other person or entity.

     D. Covenant Not to Compete.

     (1) The Executive agrees that during the course of his employment and for six (6) months following the termination of the Executive's relationship with the Company for any reason (other than the expiration of the Term), the Executive will not compete, without the prior written consent of the Company, as a partner, employee, consultant, officer, director, manager, agent, associate, investor, or otherwise, directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, build, design, finance, acquire, lease, operate, manage, invest in, work or consult for or otherwise affiliate with any Competitive Business; provided, however, that the beneficial ownership by Executive of up to 5% of the voting stock of any corporation subject to the periodic reporting requirements of the Securities and Securities Exchange Act of 1934 shall not violate this Section 7. For this purpose, "Competitive Business" shall mean any person or entity (and any branch, office or operation thereof) that engages in, or proposes to engage in: (a) the underwriting, reinsurance, marketing or sale of (i) any form of insurance, annuity or financial product of any kind that the Company or any of its affiliates as of such date does, or has under active consideration a proposal to, underwrite, reinsure, market or sell (any such form of insurance, annuity or financial product, a "Company Insurance Product") or (ii) any other form of insurance, annuity or financial product that is marketed or sold in competition with any Company Insurance Product, or (b) any other business that as of such date is a direct and material competitor of a Company and its affiliates to the extent that prior to the date of termination any of the Companies or its affiliates engaged at any time within 12 months in or had under active consideration a proposal to engage in such competitive business; and that is located anywhere in the United States where such Company or its affiliates is then engaged in, or has under active consideration a proposal to engage in, any of such activities (the "Territory").

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     (2)  The Executive  acknowledges that he will derive significant value from the Company's agreement in Section 7.A(1) to provide the Executive with that Confidential Information to enable the Executive to optimize the performance of the Executive's duties to the Company. The Executive further acknowledges that his fulfillment of the obligations contained in this Agreement, including, but not limited to, the Executive's obligation neither to disclose nor to use the Company's Confidential Information other than for the Company's exclusive benefit and the Executive's obligation not to compete contained in
          subsection (1)   above,   is  necessary   to  protect  the   Company's
          Confidential Information and, consequently, to preserve the value and goodwill of the Company. The Executive further acknowledge the time, geographic and scope limitations of the Executive's obligations under subsection (1) above are reasonable, especially in light of the Company's desire to protect its Confidential Information, and that the Executive will not be precluded from gainful employment if the Executive is obligated not to compete with the Company during the period and within the Territory as described above.

     (3) The covenants contained in subsection (1) above shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsection (1) above. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event the provisions of subsection (1) above are deemed to exceed the time, geographic or scope limitations permitted by Texas law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law.

     E. Representations. The Executive represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by the Executive in confidence or in trust prior to the Executive's employment by the Company. The Executive has not entered into, and the Executive agrees that he will not enter into, any oral or written agreement in conflict herewith.

     F. Remedies. In addition to all other remedies at law or in equity which the Company may have for breach of a provision of this Section 7 by the
Executive, it is agreed that in the event of any breach or attempted or threatened breach of any such provision, the Company shall be entitled, upon application to any court of proper jurisdiction, to a temporary restraining order or preliminary injunction (without the necessity of (i) proving irreparable harm, (ii) establishing that monetary damages are inadequate or
(iii) posting any bond with respect thereto) against the Executive prohibiting such breach or attempted or threatened breach by proving only the existence of such breach or attempted or threatened breach.

     8. Arbitration. Any dispute or controversy arising under or in connection with this Agreement (other than any dispute or controversy arising from a violation or alleged violation by the Executive of the provisions of Section 7) shall be settled exclusively by final and binding arbitration in Austin, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within thirty days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the AAA. The selection process shall be that which is set forth in the AAA Commercial Arbitration Rules then prevailing, except that, if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected. This agreement to arbitrate shall not preclude the parties from engaging in voluntary, non-binding settlement efforts including mediation.

     9. Notices. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by facsimile transmission to the respective parties at the following addresses (or at such other address as either party shall have previously furnished to the other in accordance with the terms of this Section):

                        if to the Company:

                        Financial Industries Corporation
                        6500 River Place Blvd., Building One
                        Austin, Texas  78730
                        Attention:  Theodore A. Fleron,
                                    Vice President and General Counsel

                        if to the Executive:

                        J. Bruce Boisture
                        49 High Street
                        Farmington, CT 06032

                        With a copy to:

                        Jeffrey W. Hurt, Esq.
                        10670 North Central Expressway
                        Suite 505
                        Dallas, Texas 75231
                        Fax:  214-382-5657

     10. Amendment; Waiver. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with the terms and provisions hereof may be waived only by a written instrument executed by each party entitled to the benefits thereof. No failure or delay on the part of any party in exercising any right, power or privilege granted hereunder shall constitute a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

     11. Entire Agreement. This Agreement and all Exhibits attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral agreements or understandings between the parties relating thereto.

     12. Severability. In the event that any term or provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected or impaired thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

     13. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer upon any other person or entity any rights, benefits or remedies of any kind or character whatsoever). The Executive may not assign this Agreement without the prior written consent of the Company. Except as otherwise provided in this Agreement, the Company may assign this Agreement to any of its affiliates or to any successor (whether by operation of law or otherwise) to all or substantially all of its business and assets without the consent of the Executive. For purposes of this Agreement, "affiliate" means any entity in which the Company owns shares or other measure of ownership representing at least 40% of the voting power or equivalent measure of control of such entity.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (except that no effect shall be given to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction).

     15. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     16.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An exchange of signed fax counterparts between the parties is considered delivery of the executed Agreement.

     IN WITNESS THEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has signed this Agreement as of the Effective Date.




                                        FINANCIAL INDUSTRIES CORPORATION



                                        _______________________________________
                                        By:


                                        EXECUTIVE


                                        _______________________________________
                                        J. BRUCE BOISTURE